Exhibit 10.2
AMENDMENT NUMBER 3 TO HOSTING AGREEMENT
    This AMENDMENT NUMBER 3 TO HOSTING AGREEMENT (this “Amendment”) is made this 5th day of July, 2024, by and between Stronghold Digital Mining Hosting, LLC, a Delaware limited liability company (“Stronghold”) and Cantaloupe Digital LLC, a Delaware limited liability company (“Cantaloupe” and, together with Stronghold, each a “Party” and, collectively, the “Parties”).
    WHEREAS, the parties are party to that certain Hosting Agreement dated as of April 27, 2023, as amended by that certain Amendment Number 1 to Hosting Agreement dated as of July, 2023 and that certain Amendment (Number 2) to Hosting Agreement dated as of December 26, 2023 (the “Agreement”).
    WHEREAS, the parties desire to amend the Agreement to clarify the original intent of the Parties under the Agreement with respect to certain provisions therein.
WHEREAS, capitalized terms used herein not otherwise defined shall have the meanings ascribed in the Agreement.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties, intending to be legally bound, do hereby agree as follows:
1.Section 2.2.1 of the Agreement is hereby amended as marked in the following paragraph:
“2.2.1.    Solely upon ~~Upon~~ the occurrence of an Event of Default that has not been cured (to the extent a cure is permissible) within 15 business days of receipt of notice from the non-defaulting party under this Agreement (except for a default of Section 2.2.1.1(i) (payment default) which shall have a 5 business day cure period from the date payment is due as set forth herein), Stronghold or Cantaloupe (as the non-breaching party) may terminate this Agreement.”
2.Section 2.2.2 of the Agreement is hereby amended as marked in the following paragraph:
“2.2.2    This Agreement shall no longer apply to any Bitcoin Miner, and such Bitcoin Miner shall be excluded from any calculation used to determine any payments, profits or fees, that (i) is “Not in Working Order” (as defined herein), (ii) is “Economically Obsolete” (as defined herein), or (iii) is removed ~~at the request of Cantaloupe~~ and replaced pursuant to this Agreement.”
3.Section 2.2.2.2 is amended as marked in the following paragraph:
“2.2.2.2 “Not in Working Order” is defined as not functioning normally for more than 30 consecutive days after Stronghold provides written notice to Cantaloupe that a Bitcoin Miner is not functioning properly which written notice shall include calculations related to the performance of that Bitcoin Miner. Cantaloupe shall have the right to replace that Bitcoin Miner with a properly functioning replacement Bitcoin Miner or to repair that

Bitcoin Miner to bring it to normal function. Stronghold shall hold a space at the Panther Creek facility for that Bitcoin Miner to be replaced or repaired for 30 calendar days after notice is given to Cantaloupe.
In the case of 2.2.2.1, in the event Cantaloupe requests that a Bitcoin Miner that is Economically Obsolete be removed, Cantaloupe shall have thirty (30) calendar days to provide a ~~new~~ replacement Bitcoin Miner that is not Economically Obsolete; and (ii) in the case of 2.2.2.2, Cantaloupe shall have thirty (30) calendar days to provide a replacement Bitcoin Miner or provide necessary spare parts to cure any defects in the applicable Bitcoin Miner.”
4.Section 2.2.2 is further amended by adding the following subsection 2.2.2.4 to Section 2.2.2:
“2.2.2.4    In the event a Bitcoin Miner is removed and replaced pursuant to this Agreement, this Agreement shall apply to the replacement Bitcoin Miner supplied by Cantaloupe commencing upon delivery of such replacement Bitcoin Miner by Cantaloupe to Stronghold at Panther Creek.”
5.Section 2.2.3 is hereby amended by adding the following sentence at the end the second paragraph of Section 2.2.3:
“Stronghold shall have the right to resume operation of any Bitcoin Miner that has been suspended pursuant to this Section 2.2.3 immediately upon a determination that “Agreement Revenue” (as defined herein) exceeds “Total Cost” (as defined herein).”
6.Section 2.3 of the Agreement is hereby amended as marked in the following paragraph:
“2.3    The Parties agree that in the event of any ~~early~~ termination of this Agreement as provided for in this Agreement, neither Party has a duty or obligation to mitigate unless such termination results from an Event of Default by such Party.”
7.The first line of text in Section 2.4 of the Agreement is hereby amended as marked here:
“2.4    Removal of Property. Upon ~~the early~~ a termination of this Agreement as provided for in this Agreement, Cantaloupe may, upon written notice to Stronghold, remove any of the Bitcoin Miners from the Mining Facility at Cantaloupe’s sole cost and expense within twenty (20) days of the notice to Stronghold.”
8.Section 4.1 of the Agreement is hereby amended as marked in the following paragraph:
“4.1    Access to Facilities. Cantaloupe shall not be permitted access to Panther Creek other than through a reasonable supervised tour and upon prior written notice to Stronghold no less than 48 hours in advance and such access shall occur during normal business hours. Cantaloupe shall be permitted reasonable supervised access to Panther Creek to provide repairs to Bitcoin Miners that are “Not in Working Order” or “Economically Obsolete,” in accordance with 2.2.2 above, or to replace any Bitcoin Miner at the request of Cantaloupe in accordance with Section 5.3. Cantaloupe will be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Facility except to the extent of any contributory negligence on the part of Stronghold.”
9.Section 4.2 of the Agreement is hereby amended as marked in the following paragraph:
“4.2    Hazardous Conditions. If, in the reasonable discretion of Stronghold, its employees, or its agents, any hazardous conditions arise on, from, or affecting Panther Creek, Stronghold is hereby authorized to suspend service under this Agreement without subjecting Stronghold to any liability. Stronghold shall provide ~~prior~~ written notice of any such suspension of service to Cantaloupe within a reasonable time. In the event of an emergency, and upon prior written notice to ~~the~~ Cantaloupe, Stronghold may rearrange, remove, or relocate Bitcoin Miners without any liability to Cantaloupe. For the avoidance of doubt, Cantaloupe shall not be liable or responsible for any obligations under this Agreement during such period of suspended service.”
10.Section 4.3 of the Agreement is hereby amended as marked in the following paragraph:
“4.3    Intermittent Outages. Cantaloupe acknowledges that Stronghold may curtail the Bitcoin Miners upon the occurrence and continuation of ~~either~~ a Force Majeure event, during ~~for~~ outages for maintenance purposes, ~~and/or~~ in the event Stronghold identifies a Hazardous Condition, or if Stronghold determines that it is in the best interest of, and more economical for, all Parties to the Agreement to sell power to the grid. ~~as specified in this Agreement, or if Stronghold, in its sole and reasonable discretion, determines that it is in its best interest and more economical to sell power to the grid,~~ Stronghold shall notify Cantaloupe by email of any curtailment as soon as commercially practicable, as specified in this Agreement.”
11.Section 5 of the Agreement is hereby amended as marked here:
“5.    ~~Removal and~~ Relocation and Replacement of the Bitcoin Miners.”
12.Section 5.1 of the Agreement is hereby amended as marked in the following paragraph:
“5.1    Relocation by Stronghold. Stronghold may, from time to time, relocate ~~the~~ Bitcoin Miners within Panther Creek~~, subject to the following provisions~~ to the extent Stronghold reasonably determines that such relocation is necessary to protect ~~. In the event that such relocations are for the purposes of protecting~~ the Bitcoin Miners from Hazardous Conditions, due to commercially unacceptable interference (as defined in Section 5.2), ~~and/or performing~~ or to perform maintenance work on the Bitcoin Miners. ~~,~~ Stronghold agrees to provide written notice of ~~the~~ any such relocation as soon as reasonably practical (or as set forth in Section 5.2 for commercially unacceptable interference). Stronghold must receive prior written approval from Cantaloupe to relocate the Bitcoin Miners for any other reason. In any case, the site of relocation shall afford comparable environmental conditions for the Bitcoin Miners, comparable accessibility to the Bitcoin Miners, and comparable security conditions for the Bitcoin

Miners. ~~Notwithstanding the foregoing, Stronghold shall not arbitrarily or capriciously relocate the Bitcoin Miners.~~ If the Bitcoin Miners are relocated according to this Section, the cost of relocating the Bitcoin Miners shall be borne exclusively by Stronghold.”
13. The first sentence of Section 5.2 of the Agreement is hereby amended as marked in the following sentence:
“5.2    Commercially Unacceptable Interference. If at any time ~~the~~ any Bitcoin Miners causes commercially unacceptable ~~I~~interference to other equipment at Panther Creek and such interference cannot be cured within ten (10) business days, Stronghold may, with prior written notice to Cantaloupe, ~~remove the Bitcoin Miners from the Panther Creek site, or~~ relocate ~~the~~ such Bitcoin Miners to another pod~~s~~ at Panther Creek alleviating the ~~I~~interference, in each case at Cantaloupe’s sole expense.”
14.Section 5.3 of the Agreement is hereby amended as marked in the following paragraph:
“5.3    Equipment ~~Removal~~ Replacement. ~~Except as set forth in Section 5.2,~~ During the Term or any renewal Term, Cantaloupe shall ~~not be entitled~~ have the right to ~~remove any Bitcoin Miners from Panther Creek, but may request that Stronghold remove and deliver the~~replace Bitcoin Miners at Panther Creek ~~to Cantaloupe~~ if Cantaloupe reasonably determines that such replacement will be economically beneficial. For the avoidance of doubt, a replacement Bitcoin Miner will be deemed economically beneficial if such replacement Bitcoin Miner (i) has the same or higher hash rate capacity as the replaced Bitcoin Miner and (ii) has the same or better efficiency than the replaced Bitcoin Miners. In that event, Stronghold agrees, at Cantaloupe’s sole cost upon not less than fifteen (15) business days’ notice, to remove the Bitcoin Miners that are being replaced and arrange for the delivery of such removed Bitcoin Miners to Cantaloupe~~,~~ upon the delivery by Cantaloupe of the ~~R~~replacement Bitcoin Miners to Stronghold at Panther Creek~~, at Cantaloupe’s sole cost upon not less than fifteen (15) business days’ notice~~.”
15. Miscellaneous.
    a.    Each of the Parties represents and warrants that (i) it has the requisite power and authority to enter into this Amendment; (ii) this Amendment has been duly authorized, executed and delivered by such Party; (iii) the Agreement, as amended by this Amendment, is a legal, valid and binding agreement of such Party; (iv) the execution, delivery and performance of this Agreement by such Party do not contravene, violate, or constitute a default under any Applicable Law, any of such Party’s organizational documents, or any agreement, indenture, or other instrument to which such Party is a party or by which such Party is bound; and (v) the execution, delivery and performance of this Amendment do not require the approval of or any notice to any Governmental Authority.
    b.    Except as amended by this Amendment, all of the terms and provisions in the Agreement shall remain in full force and effect and shall apply to this Amendment.

    c.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall collectively constitute one instrument. Delivery or an executed counterpart of a signature page of this Amendment by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.
STRONGHOLD DIGITAL MINING HOSTING, LLC

By:    /s/ Greg Beard
Name: Greg Beard
Title: Authorized Person

CANTALOUPE DIGITAL LLC

By:    /s/ Nan Geng Zhang
Name:    Nan Geng Zhang
Title: Chairman and CEO